SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                         Date of Report    March 5, 1999

                              SPARTECH CORPORATION
              (Exact name of registrant as specified in its charter)


           DELAWARE                 1-5911               43-0761773  (State or
             other jurisdiction  (Commission           (IRS Employer
            of incorporation)         File Number)       Identification No.)


      7733 Forsyth Blvd., Suite 1450, Clayton, Missouri                63105
      (Address of principal executive offices)                      (Zip Code)


           Registrant's telephone number:              (314) 721-4242


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                              SPARTECH CORPORATION

                                    FORM 8-K


Item 5.  Other Events

     On March 5, 1999, Spartech Corporation ("the Company" or "Spartech") issued $50 million of 6.5% convertible subordinated debentures to Spartech Capital Trust, a Delaware trust controlled by the Company. The Company used the proceeds to pay down our unsecured bank credit facility. The debentures are the sole assets of the Trust and eliminate in consolidation. The Trust purchased the debentures with the proceeds of a $50 million private placement of 6.5% convertible preferred securities of the Trust having an aggregate liquidation preference of $50 million and guaranteed by Spartech. The debentures mature and are payable, along with the Trust preferred securities on March 1, 2014, if they have not been previously redeemed or converted.

     The debentures are convertible along with the Trust preferred securities, at the option of the preferred security holders, into shares of our common stock at a conversion price equivalent to $30.55 per share of common stock, for a total of 1,636,661 shares. In addition, the debentures are redeemable along with the Trust preferred securities, at Spartech's option on or after March 1, 2002, at a price equal to 104.56% of the principal amount plus accrued interest, declining annually to a price equal to the principal amount plus accrued interest by March 1, 2009.





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Item 7.  Financial Statements and Exhibits



   Exhibits

    99 Spartech press release dated March 5, 1999.


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                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              SPARTECH CORPORATION



Date    March 18, 1999                     By /S/ Randy C. Martin
                                      Randy C. Martin
                                      Vice President-Finance and
                                      Chief Financial Officer


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